Exhibit 5.1

March 21, 2006

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Re:	Long Beach Securities Corp.—Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, to be filed by Long Beach Securities Corp., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of Mortgage Pass-Through Certificates (the “Pass-Through Certificates”), the Mortgage Trust Certificates (the “Trust Certificates”) and the Mortgage-Backed Notes (the “Notes” and collectively with the Pass-Through Certificates and the Trust Certificates, the “Securities”). The Securities are issuable in series (each, a “Series”). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the “Issuing Documentation”). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the Registration Statement.

II.

We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities to be issued.

This opinion is limited to the federal laws of the United States of America and the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

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HellerEhrmanLLP	Long Beach Securities Corp. March 21, 2006 Page 2

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that when the issuance of each Series of Securities has been duly authorized by all necessary corporate action on the part of the Registrant and the Securities of such Series have been duly executed and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid and non-assessable and constitute a valid and binding obligation of the Registrant, enforceable against the Registrant in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

IV.

We further advise you that the enforceability of each Series of Securities will be subject to the effect of general principles of equity. As applied to the Securities, these principles will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

V.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm whenever appearing in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

This opinion is rendered to you in connection with the filing of the Registration Statement and is for your benefit.

Very truly yours,

/s/ Heller Ehrman LLP